EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com
Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies Q3 2010 Results

•

$25.0 million ($0.22 per share) net loss driven primarily by $36.3 million DAC unlocking

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$0.15 operating EPS excluding DAC unlocking and tax benefit

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Statutory surplus rises 29% from Q4 2009; RBC estimated at 297%

Hartford, Conn., November 2, 2010 – The Phoenix Companies, Inc. (NYSE:PNX) today reported a net loss of $25.0 million, or $0.22 per share, and an operating loss of $7.1 million, or $0.06 per share, for the third quarter of 2010.

Excluding $36.3 million deferred acquisition cost (DAC) unlocking charge and an $11.3 million tax benefit, third quarter 2010 operating earnings were $17.9 million, or $0.15 per share. These operating results reflect the impact of the improved equity markets on the annuity product line and benefited from favorable mortality and lower expenses.

The third quarter 2010 net loss included $14.1 million in realized losses driven primarily by credit impairments.

For the third quarter of 2009, the company reported a net loss of $26.6 million, or $0.23 per share, and operating income of $24.3 million, or $0.21 per share.

“Our business fundamentals improved in the third quarter, particularly mortality, overall persistency, investment results and expense management,” said James D. Wehr, president and chief executive officer. “We saw these fundamentals reflected in core operating results, and, on a statutory basis, there was further growth in surplus and improvement to our risk-based capital ratio.

“This quarter we conducted our annual comprehensive DAC review and took a charge primarily driven by increased lapses in portions of our universal life business and the impact of the low interest rate environment,” he said.

“There was further progress on our growth initiatives. Annuity sales continued to increase at a measured pace, particularly in the middle market, and Saybrus Partners is steadily gaining traction in its sales of third-party insurance products,” Mr. Wehr said.

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The Phoenix Companies, Inc. … 2

THIRD QUARTER 2010 FINANCIAL HIGHLIGHTS

Earnings Summary ($ in millions)	Third Quarter 2010	Second Quarter 2010	Third Quarter 2009
Revenues	$506.3	$527.8	$537.5
Benefits & Reserves	288.7	317.2	305.6
Policyholder Dividends	65.4	80.4	73.4
Policy Acquisition Cost Amortization	99.9	67.4	63.1
Interest on Company Debt	7.9	7.9	8.3
Controllable & Other Expenses	62.8	75.5	84.9
Operating Income (Loss) Before Taxes	(18.4)	(20.6)	2.2
Income Tax Expense (Benefit)	(11.3)	(0.6)	(22.1)
Operating Income (Loss)[1]	(7.1)	(20.0)	24.3
Realized Gains (Losses)	(14.1)	30.4	(17.4)
Tax, DAC and PDO Impacts	(3.9)	(15.1)	(5.2)
Discontinued Operations [2]	0.1	15.0	(28.3)
Net Income (Loss)	$(25.0)	$10.3	$(26.6)

Earnings Per Share Summary
Net Gain (Loss) Per Share
Basic	$(0.22)	$0.09	$(0.23)
Diluted	$(0.22)	$0.09	$(0.23)
Operating Income (Loss) Per Share
Basic	$(0.06)	$(0.17)	$0.21
Diluted	$(0.06)	$(0.17)	$0.21
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.2	115.9
Diluted	116.3	116.2	116.9

1 Operating income, as well as components of and financial measures derived from operating income, are non-GAAP financial measures.  Please see “Income Statement Summary” table below for more information.

2 Net of taxes.

UNUSUAL ITEMS

To help investors understand the company’s results, unusual items are detailed in the following table.

Unusual Items ($ in millions)	Third Quarter 2010	Second Quarter 2010	Third Quarter 2009
DAC/Reserve Unlocking Charges	$36.3	$--	$--
Unusual Expenses[1]	--	--	22.0
Reinsurance Transaction Impact	--	10.5	--
Non-Deferred Distribution Expenses	--	--	9.4
Total Pre Tax Items	36.3	10.5	31.4
Total Tax Expense/(Benefit)	(11.3)	(0.6)	(22.1)
Total Negative Impact to Operating Income	$25.0	$9.9	$9.3

Earnings Per Share Impact
Basic	$0.21	$0.09	$0.08
Diluted	$0.21	$0.09	$0.08
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.2	115.9
Diluted	116.3	116.2	116.9

1 Includes severance costs and tax adjustments

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The Phoenix Companies, Inc. … 3

THIRD QUARTER 2010 OPERATING RESULTS

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Phoenix conducted a comprehensive annual review of DAC and certain reserves and made a number of unlocking adjustments. These adjustments primarily related to lapse rates and renewal premiums in the universal life block as well as the impact of low interest rates on all product lines and resulted in a total charge of $36.3 million.

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Third quarter 2010 revenues decreased modestly from the third quarter of 2009, largely due to lower premiums.

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Net investment income of $194.2 million for the third quarter of 2010 declined from $200.3 million in the third quarter of 2009, driven primarily by lower interest rates. Net investment income of $216.7 million in the second quarter of 2010 had higher alternative asset returns. Because results in alternative assets generally have a reporting lag, the declines in the third quarter reflect the adverse equity market in the second quarter.

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Life and annuity surrenders remain significantly lower than overall levels in 2009.

o

Total individual life surrenders were at an annualized rate of 8.0 percent for the third quarter of 2010, compared with 7.9 percent for the second quarter of 2010. Included within that total are life policies in Phoenix’s closed block (sold before the 2001 demutualization), which had an annualized surrender rate of 7.5 percent for the third quarter of 2010, unchanged from the second quarter of 2010. Overall individual life surrenders were 9.6 percent for full-year 2009.

o

Annuity surrenders for the third quarter of 2010 were at an annualized rate of 11.8 percent, improved from 13.5 percent for the second quarter of 2010 and the full-year 2009 level of 15.6 percent.

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Mortality experience for the third quarter of 2010 was better than expectations, with open block results very favorable and closed block results in line with expectations. Year-to-date experience remains in line with expectations.

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Core operating expenses for the third quarter of 2010 were $54.4 million, down from $56.4 million for the third quarter of 2009. Core operating expenses before deferrals represent total GAAP operating expenses excluding premium taxes, reinsurance allowances, commissions, sales incentives and unusual expenses. Total GAAP operating expenses were $64.0 million in the third quarter of 2010 compared with $88.2 million in the third quarter of 2009. The company’s year-to-date core operating expenses before deferrals were $170.5 million for the first three quarters of 2010, a 15 percent reduction from the $199.6 million in first three quarters of 2009.

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The company recorded an $11.3 million tax benefit in operating income in accordance with GAAP intraperiod accounting rules.

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The Phoenix Companies, Inc. … 4

Phoenix has established new relationships with distributors that focus primarily on the middle market, including independent marketing organizations, with an initial emphasis on Phoenix’s repositioned annuity products. The company expects to expand life insurance distribution further as that product line is also repositioned.

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Annuity deposits were $38.7 million for the third quarter of 2010, a 44 percent increase from the second quarter and triple the prior year. Annuity deposits were $26.8 million for the second quarter of 2010 and $12.6 million for the third quarter of 2009. New sales were primarily fixed indexed annuities. Annuity funds under management of $3.8 billion at September 30, 2010 were 4 percent lower than at December 31, 2009. The decline from year end reflects negative net flows, which moderated in the third quarter.

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Life insurance annualized premium was $0.6 million for the third quarter of 2010 compared with $0.4 million for the second quarter of 2010 and $4.5 million for the third quarter of 2009. Gross life insurance in-force at September 30, 2010 was $139.5 billion, a 10 percent decrease from December 31, 2009.

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Phoenix’s distribution company, Saybrus Partners, is building momentum in sales of third-party insurance products at its two existing clients and signed a third client during the past quarter, in addition to the distribution services it provides for Phoenix products.

REALIZED AND UNREALIZED GAINS AND LOSSES

The investment portfolio appreciated further to a net unrealized gain on fixed income securities of $461.4 million at September 30, 2010 from net unrealized losses of $324.8 million at December 31, 2009. The year-to-date improvement was primarily due to lower treasury rates and spread tightening in most market sectors.

There were total realized losses for the third quarter of 2010 compared with realized gains in the second quarter of 2010 due to lower transaction gains. The third quarter of 2009 had realized losses due to credit impairments and transaction losses.

The quality of the portfolio improved modestly from the second quarter of 2010 with the proportion of below investment grade bonds at 9.0 percent at September 30.

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The Phoenix Companies, Inc. … 5

Realized Gains and Losses ($ in millions)	Third Quarter 2010	Second Quarter 2010	Third Quarter 2009
Other-than-temporary Impairments (OTTI)	$(11.9)	$(12.4)	$(14.9)
Transaction Gains (Losses)	5.8	23.7	(8.7)
Embedded Derivative Liability for Living Benefits
o Hedge Gains (Losses)	(3.6)	(7.3)	(4.0)
o Non-performance Risk Factor	(5.9)	27.0	7.5
Fair Value Option Securities	1.5	(0.6)	2.7

Total Realized Gains (Losses)	(14.1)	30.4	(17.4)

Credit-related impairments net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation	$(11.9)	$(3.6)	$(6.0)

Non-credit portion of impairment loss recognized in OCI	$(13.1)	$(11.4)	$(22.8)

BALANCE SHEET AND LIQUIDITY

($ in millions)	September 30, 2010	December 31, 2009	Change
Total Assets	$21,193.4	$24,600.3	$(3,406.9)
Total Liabilities	$19,833.4	$23,469.2	$(3,635.8)
Indebtedness	$427.7	$428.0	$(0.3)
Total Stockholders’ Equity	$1,360.0	$1,131.1	$228.9
Total Stockholders’ Equity excluding Accumulated OCI	$1,299.9	$1,302.4	$(2.5)

Debt to Total Capital [1]	24.8%	24.7%	0.1%

1 Based on Total Stockholders’ Equity, excluding Accumulated OCI

Both assets and liabilities on the balance sheet declined year-to-date 2010 due to the sale of Philadelphia Financial Group, which has business written primarily through separate accounts.

Phoenix retains its focus on maintaining appropriate levels of capital and liquidity. The company further reduced its proportion of highly liquid assets to 8.2 percent of its bond portfolio in the third quarter of 2010 in light of reduced surrender levels and significant appreciation in the investment portfolio since 2009.

Debt-to-total-capital remains relatively low at 24.8 percent. Phoenix has no debt maturities until 2032.

As of September 30, 2010, cash and securities at the holding company were $54.5 million. The annual run rate for 2010 holding company interest and operating expenses is estimated to be $26 million.

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The Phoenix Companies, Inc. … 6

THIRD QUARTER PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

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Phoenix Life Insurance Company had a statutory gain from operations of $21.3 million and statutory net income of $12.8 million for the third quarter of 2010, compared with a statutory gain from operations of $19.5 million and a statutory net loss of $14.8 million for the third quarter of 2009.

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Statutory surplus and asset valuation reserve increased 29 percent to $737.9 million at September 30, 2010 from $574.2 million at December 31, 2009. The key drivers of the increase over the last nine months were core earnings, higher alternative asset returns and increased admitted deferred tax assets.

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At September 30, 2010, Phoenix Life’s estimated risk-based capital ratio was 297 percent, rising from 223 percent at December 31, 2009. The improvement came from growth in surplus as well as reduced balance sheet risk.

RECENT DEVELOPMENTS

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Phoenix launched a strategic alliance with The AltiSure Group, an annuity and life insurance design and distribution company, and introduced a co-developed fixed indexed annuity product that is available exclusively through the Phoenix and AltiSure alliance.

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Phoenix sold Phoenix Life and Reassurance Company of New York as a single-state shell company to Philadelphia Financial Group. Phoenix previously sold Philadelphia Financial Group to Tiptree Financial Partners.

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (November 2) at 11 a.m., EDT, to discuss with the investment community Phoenix’s third quarter 2010 financial results and other matters. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call can also be accessed by telephone at 773-799-3641 (Passcode: PHOENIX). A replay of the call will be available through November 16, 2010 by telephone at 402-220-2141 and on Phoenix’s Web site.

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities. Phoenix is headquartered in Hartford, Connecticut. In 2009, Phoenix had annual revenues of $2.0 billion. More detailed financial information can be found in Phoenix’s financial supplement for the third quarter of 2010, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

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The Phoenix Companies, Inc. … 7

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets and changes in interest rates; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the effect of adverse capital and credit market conditions on our ability to meet our liquidity needs, our access to capital and our cost of capital; (iv) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (v) the effect of guaranteed benefits within our products; (vi) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (vii) the consequences related to variations in the amount of our statutory capital due to factors beyond our control; (viii) the possibility that we not be successful in our efforts to implement a new business plan; (ix) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (x) further downgrades in our debt or financial strength ratings; (xi) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (xii) the possibility of losses due to defaults by others including, but not limited to, issuers of fixed income securities; (xiii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiv) our ability to attract and retain key personnel in a competitive environment; (xv) our dependence on third parties to maintain critical business and administrative functions; (xvi) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xvii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xviii) the potential need to fund deficiencies in our closed block; (xix) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xx) the possibility that the actions and initiatives of the U.S. Government, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xxi) legislative or regulatory developments; (xxii) regulatory or legal actions; (xxiii) potential future material losses from our discontinued reinsurance business; (xxiv) changes in accounting standards; (xxv) the potential impact of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results, investor confidence and our stock price; (xxvi) the risks related to a man-made or natural disaster; (xxvii) risks related to changing climate conditions; and (xxviii) other risks and uncertainties described herein or in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

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The Phoenix Companies, Inc. … 8

Financial Highlights

Three and Nine Months Ended September 30, 2010 and 2009

(Unaudited)

Income Statement Summary (1)	Three Months		Nine Months
($ in millions)	2010	2009	2010	2009

Revenues	$492.2	$520.3	$1,572.5	$1,491.0

Operating Income (Loss) (1)	(7.1)	24.3	(17.4)	(108.4)

Net Loss	$(25.0)	$(26.6)	$(1.0)	$(212.6)

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
Basic	116,258	115,907	116,265	115,791
Diluted	116,258	116,945	116,265	115,791

Operating Income (Loss) Per Share (1)
Basic	$(0.06)	$0.21	$(0.15)	$(0.94)
Diluted	$(0.06)	$0.21	$(0.15)	$(0.94)

Net Loss Per Share
Basic	$(0.22)	$(0.23)	$(0.01)	$(1.84)
Diluted	$(0.22)	$(0.23)	$(0.01)	$(1.84)

Balance Sheet Summary	September	December
($ in millions, except share and per share data)	2010	2009

Invested Assets (2)	$14,382.2	$13,736.9
Separate Account Assets	4,231.5	4,418.1
Total Assets	21,193.4	24,600.3
Indebtedness	427.7	428.0
Total Stockholders’ Equity	$1,360.0	$1,131.1

Common Shares Outstanding (in millions)	116.0	115.7

Book Value Per Share	$11.72	$9.78
Book Value Per Share, excluding Accumulated OCI	11.20	11.26

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(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures such as operating income, as well as components of and financial measures derived from operating income, in evaluating our financial performance. Net Income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. A reconciliation of the net income to our non-GAAP financial measures is set forth in the financial highlights table earlier in this release. Investors should note that our calculation of these measures may differ from similar measures used by other companies. For additional information, please see our financial supplement on the Investor Relations section at www.phoenixwm.com.

Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

Operating income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain other items.

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Net realized investment gains and losses are excluded from operating income because their size and timing are frequently subject to management’s discretion.

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Certain other items may be excluded from operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances.  For the third quarters of 2010 and 2009, unusual items excluded from operating income at the beginning of this release were:

($ in millions)	Third Quarter 2010	Third Quarter 2009

Operating Income (Loss)	$(7.1)	$24.3
DAC/Reserve Unlocking Charges	36.3	--
Unusual Expenses	--	22.0
Non-Deferred Distribution Expenses	--	9.4
Tax Benefit	(11.3)	(22.1)
Subtotal Unusual Items	25.0	9.3
Operating Income, Excluding Unusual Items	$17.9	$33.6

(2)

Invested assets equal total investments plus cash and equivalents.

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The Phoenix Companies, Inc. … 9

Consolidated Balance Sheet

September 30, 2010 (Unaudited and Preliminary) and December 31, 2009

($ in millions)

	September 30,	December 31,
	2010	2009
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $10,464.7 and $10,657.8)	$10,926.1	$10,333.0
Available-for-sale equity securities, at fair value (amortized cost of $28.7 and $24.4)	46.7	25.2
Venture capital partnerships, at equity in net assets	208.9	188.6
Policy loans, at unpaid principal balances	2,312.9	2,324.4
Other investments	582.9	539.7
Fair value option investments	96.1	69.3
Total investments	14,173.6	13,480.2
Cash and cash equivalents	208.6	256.7
Accrued investment income	194.7	176.3
Receivables	405.8	356.6
Deferred policy acquisition costs	1,471.7	1,916.0
Deferred income taxes	266.9	166.2
Other assets	159.8	195.7
Discontinued operations assets	80.8	3,634.5
Separate account assets	4,231.5	4,418.1
Total assets	$21,193.4	$24,600.3

LIABILITIES:
Policy liabilities and accruals	$13,214.9	$13,151.1
Policyholder deposit funds	1,389.9	1,342.7
Indebtedness	427.7	428.0
Other liabilities	513.6	527.8
Discontinued operations liabilities	55.8	3,601.5
Separate account liabilities	4,231.5	4,418.1
Total liabilities	19,833.4	23,469.2

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 116.0 million and 115.7 million shares outstanding	1.3	1.3
Additional paid-in capital	2,630.0	2,627.3
Accumulated deficit	(1,151.9)	(1,146.7)
Accumulated other comprehensive income (loss)	60.1	(171.3)
Treasury stock, at cost: 11.3 million and 11.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	1,360.0	1,131.1
Total liabilities and stockholders’ equity	$21,193.4	$24,600.3

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The Phoenix Companies, Inc. … 10

Consolidated Statement of Income (Unaudited and Preliminary)

Three and Nine Months Ended September 30, 2010 and 2009

($ in millions)

	Three Months		Nine Months
	2010	2009	2010	2009
REVENUES:
Premiums	$154.1	$170.9	$461.3	$513.7
Fee income	157.9	166.4	476.1	476.1
Net investment income	194.3	200.4	615.7	579.4
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(25.0)	(37.7)	(80.2)	(134.7)
Portion of OTTI losses recognized in other comprehensive income	13.1	22.8	41.4	60.5
Net OTTI losses recognized in earnings	(11.9)	(14.9)	(38.8)	(74.2)
Net realized investment gains (losses), excluding OTTI losses	(2.2)	(2.5)	58.2	(4.0)
Net realized investment gains (losses)	(14.1)	(17.4)	19.4	(78.2)
Total revenues	492.2	520.3	1,572.5	1,491.0

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	288.7	305.6	894.5	965.8
Policyholder dividends	64.7	63.9	224.9	148.3
Policy acquisition cost amortization	99.7	64.0	233.8	157.4
Interest expense on indebtedness	7.9	8.2	23.9	25.1
Other operating expenses	64.0	88.2	219.1	238.4
Total benefits and expenses	525.0	529.9	1,596.2	1,535.0

Loss from continuing operations before income taxes	(32.8)	(9.6)	(23.7)	(44.0)
Income tax expense (benefit)	(7.7)	(11.3)	(7.8)	111.0
Income (loss) from continuing operations	(25.1)	1.7	(15.9)	(155.0)
Income (loss) from discontinued operations, net of income taxes	0.1	(28.3)	14.9	(57.6)
Net loss	$(25.0)	$(26.6)	$(1.0)	$(212.6)

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